UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
☑	Definitive Additional Materials
◻	Soliciting Material Pursuant to §240.14a-12

ARROW ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V90572-P47152 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, COLORADO 80112 ARROW ELECTRONICS, INC. 2026 Annual Meeting Vote by May 11, 2026 11:59 PM ET You invested in ARROW ELECTRONICS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 12, 2026. Get informed before you vote View the proxy statement and annual report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 28, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* May 12, 2026 8:00 a.m. Mountain Time The Inverness Denver a Hilton Golf and Spa Resort 200 Inverness Drive West Englewood, Colorado 80112

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V90573-P47152 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors For Nominees: 01) William F. Austen 02) Lawrence (Liren) Chen 03) Steven H. Gunby 04) Michael D. Hayford 05) Andrew C. Kerin 06) Carol P. Lowe 07) Mary T. McDowell 08) Gerry P. Smith 2. To ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2026. For 3. To approve, by non-binding vote, named executive officer compensation. For 4a. To approve amendments to Arrow’s Certificate of Incorporation to remove supermajority voting provisions. For 4b. To approve amendments to Arrow’s Certificate of Incorporation to override default supermajority voting requirements under the New York Business Corporation Law. For 5. Arrow proposal to provide shareholders with the ability to call a special shareholder meeting at a 25% ownership threshold. For 6. Shareholder proposal to provide shareholders with the ability to call a special shareholder meeting at a 10% ownership threshold. Against NOTE: Such other business as may properly come before the meeting or any adjournment thereof.